EXHIBIT 15.1

November 23, 2021

U.S. Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

RE: The Graystone Company, Inc.

File No.: 024-11421

We have read the statements under item 4 of the Form 1-U to be filed with the Securities and Exchange Commission. We agree with statements pertaining to us.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas